UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)

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Delaware	1-10185	26-1331503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Glenwood Drive, Suite 1001, Raleigh, NC 27603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ISDR	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2023, William Everett, a director of Issuer Direct Corporation (the “Company”), notified the Board of Directors of the Company (the “Board”) of his decision not to stand for reelection as a director nominee at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Mr. Everett will continue to serve on the Chairman of the Board, including as a member of the Audit Committee of the Board, through the end of his term, which will occur at the end of the 2023 Annual Meeting.

Mr. Everett’s decision not to seek reelection was not the result of any disagreement with the Company or any of its subsidiaries on any matters related to operation, policies or practices. A copy of Mr. Everett’s letter regarding his decision not to stand for reelection dated February 28, 2023 is attached hereto as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

17.1	Letter regarding decision of William Everett not to stand for reelection dated February 28, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: March 3, 2023	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer

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